EXHIBIT 99.1

Earnings Press Release dated July 17, 2014

INVESTOR CONTACT:	Peter Goulding, CFA Investor Relations 203.338.6799 peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson Corporate Communications 203.338.2351 valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

July 17, 2014

PEOPLE’S UNITED FINANCIAL REPORTS SECOND QUARTER NET INCOME OF $0.24 PER SHARE AND OPERATING EARNINGS OF $0.20 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $72.3 million, or $0.24 per share, for the second quarter of 2014, compared to $62.1 million, or $0.20 per share, for the second quarter of 2013, and $53.1 million, or $0.18 per share, for the first quarter of 2014. Included in this quarter’s results is a net after-tax gain of $13.4 million ($0.04 per share) resulting from the formation of a merchant services joint venture discussed below. Operating earnings were $59.9 million, or $0.20 per share, for the second quarter of 2014, compared to $62.4 million, or $0.20 per share, for the second quarter of 2013, and $56.5 million, or $0.19 per share, for the first quarter of 2014.

The Company’s Board of Directors declared a $0.165 per share quarterly dividend, payable August 15, 2014 to shareholders of record on August 1, 2014. Based on the closing stock price on July 16, 2014, the dividend yield on People’s United Financial common stock is 4.4 percent.

“Our results this quarter demonstrate continued momentum in growing our businesses, fueled by ongoing strategic investments in people, products and services,” said Jack Barnes, President and Chief Executive Officer. “This quarter we experienced annualized deposit growth of seven percent and loan growth of 13 percent, reflecting our strong commitment to fostering customer relationships. At the same time we continue to maintain superior asset quality metrics. The increase in net interest income over the past several quarters primarily reflects growth in the loan portfolio despite a challenging rate environment and less income on acquired loans.”

Barnes continued, “We are pleased to announce today the formation of People’s United Merchant Services, a joint venture between People’s United Bank and Vantiv, Inc. The new company will offer customers a comprehensive suite of payment solutions by combining People’s United’s strong reputation and broad access to commercial merchants with Vantiv’s deep payments expertise, innovative products, security tools, technology and processing scale. This new partnership with Vantiv reflects our ongoing commitment to strengthen our products and services and should provide long-term growth for both companies.”

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People’s United Financial, Inc. Reports 2Q Earnings

Barnes concluded, “Our strong business fundamentals, ongoing ability to leverage our brand in attractive markets, and prospects for growth continue to be the foundations of our operating strength relative to others in the industry.”

“The net interest margin reflects the impact of strong loan originations and the benefit of one more calendar day in this quarter,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “We certainly are pleased with our ability to maintain operating expenses at a relatively flat level over the past several quarters. This is quite an achievement, considering the number of strategic investments we continue to make in people and services, along with the increasing cost of regulatory compliance, and reflects our ongoing commitment to cost control.”

Walters concluded, “Our results this quarter include a $21 million pre-tax gain resulting from the formation of the merchant services joint venture in which we have retained a 49 percent minority interest. The gain represents the fair value of our entire portfolio of merchant contracts which was contributed to the joint venture and had a zero book basis under GAAP. Also in the second quarter, People’s United Bank issued $400 million of fixed-rate subordinated notes that were converted to a floating interest rate using an interest rate swap. The notes qualify as Tier 2 capital for regulatory purposes, which will serve to bolster total risk-based capital ratios.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.10 percent in the second quarter of 2014, compared to 0.12 percent in the first quarter of 2014 and 0.19 percent in the second quarter of 2013. For the originated loan portfolio, non-performing loans equaled 0.82 percent of loans at June 30, 2014, compared to 0.84 percent at March 31, 2014 and 1.18 percent at June 30, 2013. Of note, both the loan charge-off and non-performing loans to originated loans ratios this quarter were the lowest each has been in six years.

Operating return on average assets was 0.72 percent for the second quarter of 2014, compared to 0.69 percent for the first quarter of 2014 and 0.81 percent for the second quarter of 2013. Operating return on average tangible stockholders’ equity was 9.6 percent for the second quarter of 2014, compared to 9.3 percent for the first quarter of 2014 and 9.3 percent for the second quarter of 2013.

At June 30, 2014, People’s United Financial’s tier 1 common and total risk-based capital ratios were 10.0 percent and 12.5 percent, respectively, and the tangible equity ratio stood at 7.9 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 10.8 percent and 13.5 percent, respectively, at June 30, 2014.

People’s United Financial, a diversified financial services company with $34 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 407 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $16.2 billion at June 30, 2014 compared to $15.9 billion at March 31, 2014.

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People’s United Financial, Inc. Reports 2Q Earnings

2Q 2014 Financial Highlights

Summary

•	Net income was $72.3 million, or $0.24 per share.

•	Operating earnings were $59.9 million, or $0.20 per share.

•	Net interest income on a fully taxable equivalent basis increased $1.0 million from 1Q14 and totaled $232.8 million in 2Q14.

•	Interest income on acquired loans decreased $1.6 million from 1Q14 to $21.7 million.

•	Net interest margin decreased four basis points from 1Q14 to 3.13%.

•	The effect of one more calendar day in 2Q14 benefitted the margin by three basis points.

•	The effect of new loan volume at lower rates reduced the margin by seven basis points.

•	Provision for loan losses totaled $8.8 million.

•	Net loan charge-offs totaled $6.5 million, of which $5.2 million related to loans with previously-established specific reserves. Net loan charge-off ratio of 0.10% in 2Q14.

•	Reflects a $6.7 million increase in the originated allowance for loan losses due to loan growth.

•	Includes a provision for loan losses on acquired loans of $0.8 million.

•	Non-interest income was $100.1 million in 2Q14 compared to $79.9 million in 1Q14.

•	Gain on formation of merchant services joint venture, net of related expenses totaled $20.6 million in 2Q14.

•	Bank service charges increased $2.3 million from 1Q14, in part due to the seasonal nature of certain transaction-related fee categories.

•	Operating lease income decreased $1.4 million from 1Q14.

•	Insurance revenue decreased $0.9 million from 1Q14, primarily reflecting the seasonal nature of insurance renewals.

•	Investment management fees increased $0.8 million from 1Q14.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.7 billion and $5.5 billion, respectively, at June 30, 2014, compared to $10.8 billion and $5.1 billion, respectively, at March 31, 2014.

•	Non-interest expense totaled $208.3 million in 2Q14 compared to $216.7 million in 1Q14.

•	Operating non-interest expense was $206.7 million in 2Q14 compared to $211.5 million in 1Q14.

•	Compensation and benefits expense decreased $1.1 million from 1Q14, primarily reflecting lower payroll and benefit-related costs in 2Q14.

•	Compared to 1Q14, operating lease expense decreased $2.4 million and occupancy and equipment expense decreased $1.4 million.

•	The efficiency ratio in 2Q14 decreased to 61.8% from 63.9% in 1Q14, reflecting both the increase in adjusted total revenues and the decrease in adjusted total expenses.

•	Non-operating expenses totaled $1.6 million in 2Q14 compared to $5.2 million in 1Q14.

•	The effective income tax rate was 35.0% for 2Q14 and 33.1% for the full-year of 2013.

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People’s United Financial, Inc. Reports 2Q Earnings

Commercial Banking

•	Commercial banking loans increased $762 million, or 17% annualized, from March 31, 2014.

•	Average commercial banking loans totaled $18.2 billion in 2Q14, an increase of $552 million, or 13% annualized, from 1Q14.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 0.77% at June 30, 2014 compared to 0.73% at March 31, 2014.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $154.9 million at June 30, 2014 compared to $144.0 million at March 31, 2014.

•	Net loan charge-offs totaled $4.9 million, or 0.11% annualized, of average commercial banking loans in 2Q14, compared to $4.0 million, or 0.09% annualized, in 1Q14.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 0.92% at June 30, 2014 compared to 0.95% at March 31, 2014.

•	The commercial banking originated allowance for loan losses represented 120% of originated non-performing commercial banking loans at June 30, 2014, compared to 129% at March 31, 2014.

•	Commercial deposits totaled $6.6 billion at both June 30, 2014 and March 31, 2014.

Retail Banking

•	Residential mortgage loans increased $47 million, or 4% annualized, from March 31, 2014.

•	Average residential mortgage loans totaled $4.5 billion in 2Q14, an increase of $54 million, or 5% annualized, from 1Q14.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 1.04% at June 30, 2014 compared to 1.21% at March 31, 2014.

•	Net loan charge-offs totaled $0.5 million, or 0.05% annualized, of average residential mortgage loans in 2Q14, compared to $1.0 million, or 0.08% annualized, in 1Q14.

•	Home equity loans increased $18 million, or 3% annualized, from March 31, 2014.

•	Average home equity loans totaled $2.1 billion in 2Q14, unchanged from 1Q14.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.88% at June 30, 2014 compared to 0.94% at March 31, 2014.

•	Net loan charge-offs totaled $0.8 million, or 0.14% annualized, of average home equity loans in 2Q14, compared to $1.7 million, or 0.33% annualized, in 1Q14.

•	Retail deposits (excluding brokered deposits) totaled $16.2 billion at June 30, 2014 compared to $16.4 billion at March 31, 2014.

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People’s United Financial, Inc. Reports 2Q Earnings

Conference Call

On July 17, 2014, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquisitions; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Earnings Data:
Net interest income (fully taxable equivalent)	$232.8	$231.8	$229.5	$227.8	$225.2
Net interest income	228.2	227.1	224.9	223.5	220.9
Provision for loan losses	8.8	9.5	10.0	12.1	9.2
Non-interest income (1)	100.1	79.9	82.5	86.1	88.2
Non-interest expense	208.3	216.7	208.7	212.5	205.8
Operating non-interest expense (2)	206.7	211.5	207.7	209.2	205.4
Income before income tax expense	111.2	80.8	88.7	85.0	94.1
Net income	72.3	53.1	59.3	58.5	62.1
Operating earnings (2)	59.9	56.5	60.0	60.8	62.4
Selected Statistical Data:
Net interest margin (3)	3.13%	3.17%	3.24%	3.30%	3.33%
Return on average assets (3)	0.87	0.65	0.75	0.75	0.81
Operating return on average assets (2), (3)	0.72	0.69	0.75	0.78	0.81
Return on average tangible assets (3)	0.93	0.69	0.80	0.80	0.87
Return on average stockholders’ equity (3)	6.3	4.7	5.2	5.1	5.2
Return on average tangible stockholders’ equity (3)	11.6	8.7	9.7	9.4	9.3
Operating return on average tangible stockholders’ equity (2), (3)	9.6	9.3	9.8	9.8	9.3
Efficiency ratio (2)	61.8	63.9	62.8	62.2	61.4
Common Share Data:
Basic and diluted earnings per share	$0.24	$0.18	$0.20	$0.19	$0.20
Operating earnings per share (2)	0.20	0.19	0.20	0.20	0.20
Dividends paid per share	0.165	0.1625	0.1625	0.1625	0.1625
Dividend payout ratio	68.4%	91.5%	84.1%	86.0%	83.6%
Operating dividend payout ratio (2)	82.5	86.0	83.0	82.7	83.2
Book value per share (end of period)	$15.46	$15.35	$15.28	$15.07	$15.11
Tangible book value per share (end of period) (2)	8.41	8.26	8.17	8.14	8.20
Stock price:
High	15.23	15.70	15.25	15.67	15.00
Low	14.00	13.73	14.09	14.07	12.62
Close (end of period)	15.17	14.87	15.12	14.38	14.90
Common shares (end of period) (in millions)	299.79	299.49	298.90	307.72	309.59
Weighted average diluted common shares (in millions)	298.24	297.72	302.17	307.56	313.52

(1)	Three months ended June 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	Six Months Ended June 30,
(dollars in millions, except per share data)	2014	2013
Earnings Data:
Net interest income (fully taxable equivalent)	$464.6	$448.5
Net interest income	455.3	440.2
Provision for loan losses	18.3	21.6
Non-interest income (1)	180.0	173.1
Non-interest expense	425.0	417.8
Operating non-interest expense (2)	418.2	409.4
Income before income tax expense	192.0	173.9
Net income	125.4	114.6
Operating earnings (2)	116.4	120.3
Selected Statistical Data:
Net interest margin (3)	3.15%	3.35%
Return on average assets (3)	0.76	0.75
Operating return on average assets (2), (3)	0.71	0.79
Return on average tangible assets (3)	0.81	0.81
Return on average stockholders’ equity (3)	5.5	4.7
Return on average tangible stockholders’ equity (3)	10.2	8.3
Operating return on average tangible stockholders’ equity (2), (3)	9.4	8.7
Efficiency ratio (2)	62.8	62.0
Common Share Data:
Basic and diluted earnings per share	$0.42	$0.36
Operating earnings per share (2)	0.39	0.38
Dividends paid per share	0.3275	0.3225
Dividend payout ratio	78.1%	91.3%
Operating dividend payout ratio (2)	84.2	87.0
Book value per share (end of period)	$15.46	$15.11
Tangible book value per share (end of period) (2)	8.41	8.20
Stock price:
High	15.70	15.00
Low	13.73	12.22
Close (end of period)	15.17	14.90
Common shares (end of period) (in millions)	299.79	309.59
Weighted average diluted common shares (in millions)	297.98	319.33

(1)	Six months ended June 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Financial Condition Data:
General:
Total assets	$33,921	$33,112	$33,214	$31,511	$31,345
Loans	25,455	24,629	24,390	23,227	22,866
Securities	4,580	4,690	5,033	4,379	4,618
Short-term investments	99	73	124	148	120
Allowance for loan losses	193	190	188	188	186
Goodwill and other acquisition-related intangible assets	2,115	2,121	2,127	2,134	2,140
Deposits	24,089	23,666	22,557	22,190	21,982
Borrowings	3,773	3,887	5,057	3,621	3,626
Notes and debentures	1,040	639	639	639	639
Stockholders’ equity	4,636	4,596	4,568	4,638	4,678
Total risk-weighted assets (1)	26,590	25,749	25,386	23,731	23,506
Non-performing assets (2)	233	231	248	271	281
Net loan charge-offs	6.5	7.0	10.4	9.6	10.8
Average Balances:
Loans	$24,856	$24,248	$23,598	$22,916	$22,369
Securities (3)	4,674	4,908	4,550	4,529	4,557
Short-term investments	206	121	146	179	153
Total earning assets	29,736	29,277	28,294	27,624	27,079
Total assets	33,273	32,799	31,822	31,216	30,799
Deposits	23,851	22,863	22,379	22,066	21,835
Total funding liabilities	28,305	27,850	26,817	26,168	25,548
Stockholders’ equity	4,609	4,564	4,574	4,622	4,825
Ratios:
Net loan charge-offs to average total loans (annualized)	0.10%	0.12%	0.18%	0.17%	0.19%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.96	1.00	1.08	1.26	1.33
Originated allowance for loan losses to:
Originated loans (2)	0.75	0.78	0.78	0.82	0.85
Originated non-performing loans (2)	91.7	92.7	81.9	74.8	71.8
Average stockholders’ equity to average total assets	13.9	13.9	14.4	14.8	15.7
Stockholders’ equity to total assets	13.7	13.9	13.8	14.7	14.9
Tangible stockholders’ equity to tangible assets (4)	7.9	8.0	7.9	8.5	8.7
Total risk-based capital (1)	12.5	11.2	11.3	12.6	12.8

(1)	Consolidated.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	June 30, 2013
Assets
Cash and due from banks	$464.1	$427.7	$350.8	$379.6
Short-term investments	98.9	72.7	123.6	119.5

Total cash and cash equivalents	563.0	500.4	474.4	499.1

Securities:
Trading account securities, at fair value	8.3	8.3	8.3	6.4
Securities available for sale, at fair value	3,724.0	3,848.1	4,208.2	4,439.9
Securities held to maturity, at amortized cost	672.1	658.1	640.5	56.1
Federal Home Loan Bank stock, at cost	175.7	175.7	175.7	115.4

Total securities	4,580.1	4,690.2	5,032.7	4,617.8

Loans held for sale	34.4	17.4	23.3	68.3

Loans:
Commercial real estate	9,193.2	9,003.7	8,921.6	8,077.3
Commercial	9,544.4	8,971.6	8,895.2	8,560.8
Residential mortgage	4,552.0	4,505.4	4,416.6	4,084.2
Consumer	2,165.4	2,148.5	2,156.9	2,143.9

Total loans	25,455.0	24,629.2	24,390.3	22,866.2
Less allowance for loan losses	(192.6)	(190.3)	(187.8)	(185.7)

Total loans, net	25,262.4	24,438.9	24,202.5	22,680.5

Goodwill and other acquisition-related intangible assets	2,114.9	2,121.1	2,127.3	2,140.4
Premises and equipment	289.3	292.5	304.1	320.1
Bank-owned life insurance	341.3	340.3	339.4	337.2
Other assets	735.8	711.6	710.0	681.5

Total assets	$33,921.2	$33,112.4	$33,213.7	$31,344.9

Liabilities
Deposits:
Non-interest-bearing	$5,542.3	$5,372.8	$5,312.2	$5,116.0
Savings, interest-bearing checking and money market	14,115.0	13,858.1	12,862.2	12,278.6
Time	4,431.4	4,434.6	4,382.9	4,587.2

Total deposits	24,088.7	23,665.5	22,557.3	21,981.8

Borrowings:
Federal Home Loan Bank advances	2,798.2	2,619.0	3,719.8	2,206.4
Federal funds purchased	331.0	775.0	825.0	931.0
Customer repurchase agreements	441.6	486.6	501.2	487.7
Repurchase agreements	199.7	1.0	1.0	1.0
Other borrowings	2.5	5.8	10.0	—

Total borrowings	3,773.0	3,887.4	5,057.0	3,626.1

Notes and debentures	1,040.0	639.3	639.1	638.9
Other liabilities	384.0	324.4	391.9	420.2

Total liabilities	29,285.7	28,516.6	28,645.3	26,667.0

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,281.1	5,276.4	5,277.0	5,268.8
Retained earnings	800.6	778.2	779.0	763.1
Accumulated other comprehensive loss	(126.2)	(137.5)	(155.1)	(178.8)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(162.6)	(164.4)	(166.2)	(169.8)
Treasury stock, at cost	(1,161.3)	(1,160.8)	(1,170.2)	(1,009.3)

Total stockholders’ equity	4,635.5	4,595.8	4,568.4	4,677.9

Total liabilities and stockholders’ equity	$33,921.2	$33,112.4	$33,213.7	$31,344.9

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Interest and dividend income:
Commercial real estate	$88.6	$88.7	$88.5	$90.0	$87.2
Commercial	87.5	85.3	86.7	86.4	87.2
Residential mortgage	37.8	37.8	36.4	34.7	34.3
Consumer	18.4	18.3	18.7	18.6	18.7

Total interest on loans	232.3	230.1	230.3	229.7	227.4
Securities	24.1	25.1	22.8	22.0	22.2
Loans held for sale	0.2	0.1	0.2	0.5	0.4
Short-term investments	0.1	0.1	0.1	—	0.1

Total interest and dividend income	256.7	255.4	253.4	252.2	250.1

Interest expense:
Deposits	19.7	19.3	19.7	20.1	20.5
Borrowings	2.8	3.1	2.9	2.7	2.6
Notes and debentures	6.0	5.9	5.9	5.9	6.1

Total interest expense	28.5	28.3	28.5	28.7	29.2

Net interest income	228.2	227.1	224.9	223.5	220.9
Provision for loan losses	8.8	9.5	10.0	12.1	9.2

Net interest income after provision for loan losses	219.4	217.6	214.9	211.4	211.7

Non-interest income:
Bank service charges	32.8	30.5	31.8	33.3	32.1
Investment management fees	10.6	9.8	9.6	9.2	9.4
Operating lease income	9.9	11.3	9.4	8.7	8.1
Commercial banking lending fees	7.4	8.8	9.5	9.2	8.3
Insurance revenue	6.8	7.7	6.7	9.1	7.1
Brokerage commissions	3.6	3.2	3.7	3.3	3.4
Customer interest rate swap income, net	2.2	1.4	3.9	3.2	2.4
Net gains on sales of residential mortgage loans	—	0.8	1.0	3.9	4.2
Net (losses) gains on sales of acquired loans	(0.4)	—	(0.1)	—	5.8
Gain on merchant services joint venture, net of expenses	20.6	—	—	—	—
Other non-interest income	6.6	6.4	7.0	6.2	7.4

Total non-interest income	100.1	79.9	82.5	86.1	88.2

Non-interest expense:
Compensation and benefits	109.3	110.4	107.6	106.9	104.4
Occupancy and equipment	36.6	38.0	36.5	36.7	36.9
Professional and outside service fees	14.9	15.3	15.7	16.1	14.9
Regulatory assessments	9.0	8.7	8.4	8.6	8.6
Operating lease expense	8.7	11.1	8.4	7.8	7.6
Amortization of other acquisition-related intangible assets	6.2	6.2	6.6	6.5	6.6
Other non-interest expense	23.6	27.0	25.5	29.9	26.8

Total non-interest expense (1)	208.3	216.7	208.7	212.5	205.8

Income before income tax expense	111.2	80.8	88.7	85.0	94.1
Income tax expense	38.9	27.7	29.4	26.5	32.0

Net income	$72.3	$53.1	$59.3	$58.5	$62.1

Basic and diluted earnings per common share	$0.24	$0.18	$0.20	$0.19	$0.20

(1)	Total non-interest expense includes $1.6 million, $5.2 million, $1.0 million, $3.3 million and $0.4 million of non-operating expenses for the three months ended June 30, 2014, March 31, 2014, Dec. 31, 2013, Sept. 30, 2013 and June 30, 2013, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per share data)	2014	2013
Interest and dividend income:
Commercial real estate	$177.3	$172.7
Commercial	172.8	173.9
Residential mortgage	75.6	68.8
Consumer	36.7	37.5

Total interest on loans	462.4	452.9
Securities	49.2	44.9
Loans held for sale	0.3	0.8
Short-term investments	0.2	0.2

Total interest and dividend income	512.1	498.8

Interest expense:
Deposits	39.0	41.3
Borrowings	5.9	4.9
Notes and debentures	11.9	12.4

Total interest expense	56.8	58.6

Net interest income	455.3	440.2
Provision for loan losses	18.3	21.6

Net interest income after provision for loan losses	437.0	418.6

Non-interest income:
Bank service charges	63.3	62.2
Operating lease income	21.2	16.4
Investment management fees	20.4	18.4
Commercial banking lending fees	16.2	20.5
Insurance revenue	14.5	15.4
Brokerage commissions	6.8	6.7
Customer interest rate swap income, net	3.6	3.7
Net gains on sales of residential mortgage loans	0.8	9.9
Net (losses) gains on sales of acquired loans	(0.4)	5.8
Gain on merchant services joint venture, net of expenses	20.6	—
Other non-interest income	13.0	14.1

Total non-interest income	180.0	173.1

Non-interest expense:
Compensation and benefits	219.7	212.6
Occupancy and equipment	74.6	74.8
Professional and outside service fees	30.2	28.8
Regulatory assessments	17.7	16.8
Operating lease expense	19.8	15.1
Amortization of other acquisition-related intangible assets	12.4	13.1
Other non-interest expense	50.6	56.6

Total non-interest expense (1)	425.0	417.8

Income before income tax expense	192.0	173.9
Income tax expense	66.6	59.3

Net income	$125.4	$114.6

Basic and diluted earnings per common share	$0.42	$0.36

(1)	Total non-interest expense includes $6.8 million and $8.4 million of non-operating expenses for the six months ended June 30, 2014 and 2013, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2014			March 31, 2014			June 30, 2013
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$206.3	$0.1	0.21%	$120.9	$0.1	0.19%	$152.4	$0.1	0.18%
Securities (2)	4,673.5	26.4	2.26	4,907.9	27.3	2.23	4,556.9	24.3	2.13
Loans:
Commercial (3)	9,087.1	89.8	3.95	8,702.7	87.8	4.04	8,424.6	89.4	4.25
Commercial real estate	9,072.3	88.6	3.91	8,904.5	88.7	3.98	7,757.5	87.2	4.50
Residential mortgage	4,539.5	38.0	3.35	4,482.4	37.9	3.38	4,048.5	34.7	3.43
Consumer	2,157.1	18.4	3.41	2,158.7	18.3	3.40	2,138.6	18.7	3.49

Total loans	24,856.0	234.8	3.78	24,248.3	232.7	3.84	22,369.2	230.0	4.11

Total earning assets	29,735.8	$261.3	3.52%	29,277.1	$260.1	3.55%	27,078.5	$254.4	3.76%

Other assets	3,537.0			3,521.7			3,720.3

Total assets	$33,272.8			$32,798.8			$30,798.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,299.7	$—	—%	$5,187.5	$—	—%	$4,960.8	$—	—%
Savings, interest-bearing checking and money market	14,138.0	9.1	0.26	13,278.3	8.6	0.26	12,316.4	8.3	0.27
Time	4,413.3	10.6	0.96	4,397.6	10.7	0.98	4,558.2	12.2	1.07

Total deposits	23,851.0	19.7	0.33	22,863.4	19.3	0.34	21,835.4	20.5	0.38

Borrowings:
Federal Home Loan Bank advances	2,770.6	2.3	0.33	3,221.6	2.6	0.32	1,778.3	2.0	0.44
Federal funds purchased	405.9	0.2	0.19	610.3	0.3	0.17	788.0	0.4	0.19
Customer repurchase agreements	472.8	0.2	0.20	507.6	0.2	0.19	492.3	0.2	0.19
Repurchase agreements	138.8	0.1	0.24	1.0	—	1.75	1.0	—	1.75
Other borrowings	4.2	—	—	7.3	—	0.05	—	—	—

Total borrowings	3,792.3	2.8	0.30	4,347.8	3.1	0.28	3,059.6	2.6	0.34

Notes and debentures	661.2	6.0	3.64	639.2	5.9	3.69	653.1	6.1	3.75

Total funding liabilities	28,304.5	$28.5	0.40%	27,850.4	$28.3	0.41%	25,548.1	$29.2	0.46%

Other liabilities	359.8			384.3			425.8

Total liabilities	28,664.3			28,234.7			25,973.9
Stockholders’ equity	4,608.5			4,564.1			4,824.9

Total liabilities and stockholders’ equity	$33,272.8			$32,798.8			$30,798.8

Net interest income/spread (4)		$232.8	3.12%		$231.8	3.14%		$225.2	3.30%

Net interest margin			3.13%			3.17%			3.33%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	Fully taxable equivalent adjustment was $4.6 million, $4.7 million and $4.3 million for the three months ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2014			June 30, 2013
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$163.8	$0.2	0.20%	$149.4	$0.2	0.19%
Securities (2)	4,790.1	53.7	2.24	4,552.5	48.8	2.14
Loans:
Commercial (3)	8,896.0	177.6	3.99	8,334.8	178.3	4.28
Commercial real estate	8,988.8	177.3	3.94	7,579.5	172.7	4.56
Residential mortgage	4,511.1	75.9	3.37	3,991.8	69.6	3.49
Consumer	2,157.9	36.7	3.40	2,143.3	37.5	3.50

Total loans	24,553.8	467.5	3.81	22,049.4	458.1	4.16

Total earning assets	29,507.7	$521.4	3.53%	26,751.3	$507.1	3.79%

Other assets	3,529.4			3,738.8

Total assets	$33,037.1			$30,490.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,243.9	$—	—%	$4,920.1	$—	—%
Savings, interest-bearing checking and money market	13,710.5	17.7	0.26	12,180.0	16.3	0.27
Time	4,405.5	21.3	0.97	4,597.5	25.0	1.09

Total deposits	23,359.9	39.0	0.33	21,697.6	41.3	0.38

Borrowings:
Federal Home Loan Bank advances	2,994.9	4.9	0.33	1,562.3	3.7	0.48
Federal funds purchased	507.5	0.4	0.18	696.2	0.7	0.19
Customer repurchase agreements	490.1	0.5	0.20	525.8	0.5	0.20
Repurchase agreements	70.3	0.1	0.25	1.0	—	1.75
Other borrowings	5.8	—	0.03	—	—	—

Total borrowings	4,068.6	5.9	0.29	2,785.3	4.9	0.35

Notes and debentures	650.3	11.9	3.66	656.1	12.4	3.78

Total funding liabilities	28,078.8	$56.8	0.40%	25,139.0	$58.6	0.47%

Other liabilities	371.9			436.9

Total liabilities	28,450.7			25,575.9
Stockholders’ equity	4,586.4			4,914.2

Total liabilities and stockholders’ equity	$33,037.1			$30,490.1

Net interest income/spread (4)		$464.6	3.13%		$448.5	3.32%

Net interest margin			3.15%			3.35%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	Fully taxable equivalent adjustment was $9.3 million and $8.3 million for the six months ended June 30, 2014 and 2013, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Originated non-performing loans:
Commercial:
Commercial real estate	$59.7	$60.1	$70.8	$69.8	$70.2
Commercial and industrial	45.8	41.7	43.8	66.7	68.6
Equipment financing	30.7	22.0	23.2	21.2	27.8

Total	136.2	123.8	137.8	157.7	166.6

Retail:
Residential mortgage	44.8	51.3	58.9	59.5	59.6
Home equity	18.0	19.0	19.8	19.9	21.0
Other consumer	0.1	0.2	0.1	0.1	0.1

Total	62.9	70.5	78.8	79.5	80.7

Total originated non-performing loans (1)	199.1	194.3	216.6	237.2	247.3

REO:
Residential	14.9	17.0	13.6	14.6	16.0
Commercial	13.9	16.5	13.1	13.3	10.9

Total REO	28.8	33.5	26.7	27.9	26.9

Repossessed assets	4.8	3.7	4.5	6.1	6.3

Total non-performing assets	$232.7	$231.5	$247.8	$271.2	$280.5

Acquired non-performing loans (contractual amount) (2)	$118.3	$145.7	$142.5	$154.2	$159.0

Originated non-performing loans as a percentage of originated loans	0.82%	0.84%	0.95%	1.10%	1.18%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.96	1.00	1.08	1.26	1.33
Tangible stockholders’ equity and originated allowance for loan losses	8.61	8.72	9.47	10.12	10.33

(1)	Reported net of government guarantees totaling $18.4 million at June 30, 2014, $19.2 million at March 31, 2014, $19.4 million at Dec. 31, 2013, $19.8 million at Sept. 30, 2013 and $20.4 million at June 30, 2013.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Allowance for loan losses on originated loans:
Balance at beginning of period	$180.0	$177.5	$177.5	$177.5	$177.5
Charge-offs	(8.1)	(6.4)	(11.4)	(10.7)	(12.0)
Recoveries	2.6	0.9	1.3	1.2	1.9

Net loan charge-offs	(5.5)	(5.5)	(10.1)	(9.5)	(10.1)
Provision for loan losses	8.0	8.0	10.1	9.5	10.1

Balance at end of period	182.5	180.0	177.5	177.5	177.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	10.3	10.3	10.7	8.2	9.8
Charge-offs	(1.0)	(1.5)	(0.3)	(0.1)	(0.7)
Provision for loan losses	0.8	1.5	(0.1)	2.6	(0.9)

Balance at end of period	10.1	10.3	10.3	10.7	8.2

Total allowance for loan losses	$192.6	$190.3	$187.8	$188.2	$185.7

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.92%	0.95%	0.95%	1.02%	1.05%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.30	0.32	0.30	0.31	0.31
Total originated allowance for loan losses as a percentage of:
Originated loans	0.75	0.78	0.78	0.82	0.85
Originated non-performing loans	91.7	92.7	81.9	74.8	71.8

NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Commercial:
Commercial real estate	$3.0	$2.9	$2.1	$(0.1)	$4.7
Commercial and industrial	1.8	0.6	3.7	6.4	1.5
Equipment financing	0.1	0.5	0.8	0.9	0.7

Total	4.9	4.0	6.6	7.2	6.9

Retail:
Residential mortgage	0.5	1.0	1.5	0.4	2.3
Home equity	0.8	1.7	2.0	1.6	1.4
Other consumer	0.3	0.3	0.3	0.4	0.2

Total	1.6	3.0	3.8	2.4	3.9

Total	$6.5	$7.0	$10.4	$9.6	$10.8

Net loan charge-offs to average total loans (annualized)	0.10%	0.12%	0.18%	0.17%	0.19%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) charges related to executive-level management separation costs; (iv) severance-related costs; and (v) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Total non-interest expense	$208.3	$216.7	$208.7	$212.5	$205.8	$425.0	$417.8

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	—	(4.4)	—	(2.8)	—	(4.4)	(6.2)
Severance-related costs	(1.6)	(0.8)	(0.4)	(0.5)	(0.4)	(2.4)	(1.9)
Acquisition integration and other costs	—	—	(0.6)	—	—	—	(0.3)

Total	(1.6)	(5.2)	(1.0)	(3.3)	(0.4)	(6.8)	(8.4)

Operating non-interest expense	206.7	211.5	207.7	209.2	205.4	418.2	409.4

Operating lease expense (1)	(8.7)	(11.1)	(8.4)	(7.8)	(7.6)	(19.8)	(15.1)
Amortization of other acquisition-related intangible assets	(6.2)	(6.2)	(6.6)	(6.5)	(6.6)	(12.4)	(13.1)
Other (2)	(3.7)	(2.0)	(1.4)	(4.0)	(3.5)	(5.7)	(5.0)

Total non-interest expense for efficiency ratio	$188.1	$192.2	$191.3	$190.9	$187.7	$380.3	$376.2

Net interest income (FTE basis)	$232.8	$231.8	$229.5	$227.8	$225.2	$464.6	$448.5
Total non-interest income	100.1	79.9	82.5	86.1	88.2	180.0	173.1

Total revenues	332.9	311.7	312.0	313.9	313.4	644.6	621.6
Adjustments:
Gain on merchant services joint venture, net of expenses	(20.6)	—	—	—	—	(20.6)	—
Operating lease expense (1)	(8.7)	(11.1)	(8.4)	(7.8)	(7.6)	(19.8)	(15.1)
BOLI FTE adjustment	0.6	0.6	0.7	0.6	0.4	1.2	0.8
Net security gains	—	(0.1)	—	—	—	(0.1)	—
Other (3)	—	(0.1)	0.1	—	(0.3)	(0.1)	(1.0)

Total revenues for efficiency ratio	$304.2	$301.0	$304.4	$306.7	$305.9	$605.2	$606.3

Efficiency ratio	61.8%	63.9%	62.8%	62.2%	61.4%	62.8%	62.0%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to our other fee-based businesses that are already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
(dollars in millions, except per share data)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Net income, as reported	$72.3	$53.1	$59.3	$58.5	$62.1	$125.4	$114.6

Adjustments to arrive at operating earnings:
Gain on merchant services joint venture, net of expenses	(20.6)	—	—	—	—	(20.6)	—
Writedowns of banking house assets	—	4.4	—	2.8	—	4.4	6.2
Severance-related costs	1.6	0.8	0.4	0.5	0.4	2.4	1.9
Acquisition integration and other costs	—	—	0.6	—	—	—	0.3

Total pre-tax adjustments	(19.0)	5.2	1.0	3.3	0.4	(13.8)	8.4
Tax effect	6.6	(1.8)	(0.3)	(1.0)	(0.1)	4.8	(2.7)

Total adjustments, net of tax	(12.4)	3.4	0.7	2.3	0.3	(9.0)	5.7

Operating earnings	$59.9	$56.5	$60.0	$60.8	$62.4	$116.4	$120.3

Earnings per share, as reported	$0.24	$0.18	$0.20	$0.19	$0.20	$0.42	$0.36

Adjustments to arrive at operating earnings per share:
Gain on merchant services joint venture, net of expenses	(0.04)	—	—	—	—	(0.04)	—
Writedowns of banking house assets	—	0.01	—	0.01	—	0.01	0.02
Severance-related costs	—	—	—	—	—	—	—
Acquisition integration and other costs	—	—	—	—	—	—	—

Total adjustments per share	(0.04)	0.01	—	0.01	—	(0.03)	0.02

Operating earnings per share	$0.20	$0.19	$0.20	$0.20	$0.20	$0.39	$0.38

Average total assets	$33,273	$32,799	$31,822	$31,216	$30,799	$33,037	$30,490

Operating return on average assets (annualized)	0.72%	0.69%	0.75%	0.78%	0.81%	0.71%	0.79%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY
	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Operating earnings	$59.9	$56.5	$60.0	$60.8	$62.4	$116.4	$120.3

Average stockholders’ equity	$4,609	$4,564	$4,574	$4,622	$4,825	$4,586	$4,914
Less: Average goodwill and average other acquisition-related intangible assets	2,118	2,125	2,131	2,137	2,144	2,121	2,147

Average tangible stockholders’ equity	$2,491	$2,439	$2,443	$2,485	$2,681	$2,465	$2,767

Operating return on average tangible stockholders’ equity (annualized)	9.6%	9.3%	9.8%	9.8%	9.3%	9.4%	8.7%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Dividends paid	$49.4	$48.6	$49.8	$50.3	$51.9	$98.0	$104.7

Operating earnings	$59.9	$56.5	$60.0	$60.8	$62.4	$116.4	$120.3

Operating dividend payout ratio	82.5%	86.0%	83.0%	82.7%	83.2%	84.2%	87.0%

TANGIBLE EQUITY RATIO
(dollars in millions)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Total stockholders’ equity	$4,636	$4,596	$4,568	$4,638	$4,678
Less: Goodwill and other acquisition-related intangible assets	2,115	2,121	2,127	2,134	2,140

Tangible stockholders’ equity	$2,521	$2,475	$2,441	$2,504	$2,538

Total assets	$33,921	$33,112	$33,214	$31,511	$31,345
Less: Goodwill and other acquisition-related intangible assets	2,115	2,121	2,127	2,134	2,140

Tangible assets	$31,806	$30,991	$31,087	$29,377	$29,205

Tangible equity ratio	7.9%	8.0%	7.9%	8.5%	8.7%

TANGIBLE BOOK VALUE PER SHARE
(in millions, except per share data)	June 30, 2014	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Tangible stockholders’ equity	$2,521	$2,475	$2,441	$2,504	$2,538

Common shares issued	396.66	396.45	396.45	396.44	396.32
Less: Shares classified as treasury shares	89.03	89.03	89.54	80.62	78.54
Unallocated ESOP shares	7.84	7.93	8.01	8.10	8.19

Common shares	299.79	299.49	298.90	307.72	309.59

Tangible book value per share	$8.41	$8.26	$8.17	$8.14	$8.20